                                                         Exhibit 10.18

                               SUBLEASE AGREEMENT

      AGREEMENT made this 13th day of July, 1999, by and between The Image Bank, Inc, a New York corporation with its principal office at 2777 Stemmons Freeway, Suite 600, Dallas, TX 75207 (hereinafter "TIB" or "Sublessor") and PaperExchange.com, a Delaware limited liability company with its principal office at 545 Boylston Street, 8th Floor, Boston, MA 02116 (hereinafter "Sublessee").

                                   WITNESSETH:

      WHEREAS, by Agreement of Lease dated as of July 31, 1998, by and between Net Realty Holding Trust, c/o Net Properties Management, Inc., as landlord (hereinafter called the "Landlord of the Underlying Lease") and Sublessor as tenant, (hereinafter called the "Underlying lease"), a copy of which is annexed hereto, made a part hereof and marked Exhibit "A," the said landlord did lease to the said tenant certain premises located at 545 Boylston Street, 2nd Floor, Boston, Massachusetts, as those particularly described in the Underlying Lease (referred to in the underlying Lease as the "Premises"), and

      WHEREAS, Sublessor desires to sublease the Demised Premises (hereinafter called the "Subleased Premises") to the Sublessee and the Sublessee is willing to sublet the Subleased Premises from Sublessor on the conditions hereinafter set forth,

      NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, it is hereby agreed by and between the parties hereto as follows:

                                    ARTICLE 1

                               Subleased Premises

      Sublessor hereby subleases unto Sublessee, and Sublessee hereby takes and hires from Sublessor, subject to the terms, conditions and provisions hereof, the Subleased Premises which constitute all of the Premises described in said Underlying Lease, together with any rights appurtenant to said Subleased Premises granted to Sublessor in the Underlying Lease. Sublessee shall have all the rights, privileges and benefits of the "Tenant" of such Underlying Lease pertaining to the Subleased Premises except as herein specifically limited or denied, and the same are hereby granted and conveyed to Sublessee from Sublessor for the full term hereof.
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                                   ARTICLE II

                                      Term

      The term of this Sublease shall commence on July 13th, 1999 and terminate on October 31, 2003 (the "Term").

                                   ARTICLE III

                           Rent, Taxes and Assessments

      Sublessee covenants and agrees to pay the following to Sublessor, at such place or places as Sublessor may by notice in writing to Sublessee from time to time direct, at the following taxes and times:

      (a) Base Rent. Base rent at the rate of Eight Thousand Seven Hundred Seventy-Three and 33/100 Dollars ($8,773.33) payable each month in advance, on the first day of each and every calendar month, commencing on August 1, 1999 and prorated for the fraction of any month, without offset, deduction, notice or demand.

      (b) Additional Rent. Sublessee shall pay to Sublessor, as additional rent, all real estate taxes which Sublessor may be obligated to pay pursuant to the terms of Article 6 of the Underlying Lease except that, for purposes of this Sublease, Section 6(A)(2) shall be modified to read, "Base Tax Year" shall mean the Fiscal Year 2000; any increases in Operating Expenses which Sublessor may be obligated to pay pursuant to the terms of Article 7 of the Underlying Lease, except that, for purposes of this Sublease, Section 7(A)(1) shall be modified to read, "the term "Fiscal Base Year" shall mean Calendar Year 1999; and any other charges which Sublessor may be obligated to pay pursuant to the Underlying Lease during the term of this Sublease. The amounts due hereunder pursuant to the aforesaid provisions of the Underlying Lease shall be payable to Sublessor no less than ten (10) days prior to the date that Sublessor may be obligated to pay same pursuant to the terms of said Underlying Lease.

      (c) All rent and additional rent shall be paid to Sublessor at the address set forth above or such other address as Sublessor may designate in writing. Sublessee shall forward its checks payable jointly to the Sublessor and the Landlord of the Underlying Lease at least four business days prior to the due date of any payments due herunder. Sublessor shall endorse and forward such checks to the Landlord of the Underlying Lease promptly upon receipt.


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                                   ARTICLE IV

                                Security Deposit

Sublessee shall provide as security an irrevocable standby Letter of Credit in the amount of Thirty-five Thousand Ninety-three and 34/100 U.S. Dollars ($35,093.34) with BankBoston N.A., 150 Federal Street, Boston, MA 02110 or other institution acceptable to Sublessor upon execution of this Sublease. In the event that, for any reason, the Letter of Credit can not be maintained, Sublessee shall immediately pay to Sublessor the above sum in U.S. dollars to serve as a Security Deposit. Failure to make such Security Deposit with Sublessor shall be considered a default as set out in Article X, Default, Section (a). This Security Deposit is security for the faithful performance and observation by Sublessee of the terms, provisions and conditions of this lease; it is agreed that in the event Sublessee defaults in respect of any of the terms, provisions and conditions of this Sublease, including, but not limited to, the payment of rent and additional rent, Sublessor may use, apply or retain the whole or any part of the security to the extent required for the payment of any rent, additional rent or any other sum as to which Sublessee is in default or for any sum which Sublessor may expend or may be required to expend by reason of Sublessee's default in respect of any of the terms, covenants and conditions of this Sublease, including but not limited to, any damages or deficiency in the reletting of the premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Sublessor. In the event that Sublessee shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Sublease, the security shall be returned to Sublessee after the date fixed as the end of the Sublease and after delivery of entire possession of the demised premises to Sublessor.

                                    ARTICLE V

                                       Use

      Sublessee shall have the right to use the Subleased Premises for the use permitted by Article 9 of the Underlying Lease and for no other purpose.

                                   ARTICLE VI

                            Condition of the Premises

      Sublessee accepts the Subleased Premises in "as-is" condition.

      Sublessor shall deliver possession of the Subleased Premises to Sublessee on July 13, 1999, subject to delays beyond Sublessor's reasonable control, but in no event prior to the execution of this Sublease and the delivery of the rental required hereunder.


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                                   ARTICLE VII

                            Assignment and Subletting

      Sublessee shall not have the right to assign Sublessee's interest in the Sublease or sublease the Subleased Premises in whole or in part during the term hereof, by operation of law or otherwise.

                                  ARTICLE VIII

                            Subordination of Sublease

      It is understood that the Sublessor is not the free owner of the Subleased Premises, but has acquired its interest therein solely through the Underlying Lease. This Sublease is subject to the provisions of the Underlying Lease and subordinate thereto. In the event that the Underlying Lease shall be cancelled or terminated, the term of this Sublease shall automatically terminate as of the date of such cancellation or termination of the Underlying Lease and the Sublessor shall not be liable in any way or to any extent to the Sublessee for such termination or cancellation or for any damages or losses incurred or claimed to be incurred by Sublessee as a result thereof.

                                   ARTICLE IX

                        Incorporation of Underlying Lease

      (a) Except as otherwise herein provided, this Sublease is subject to all of the terms, covenants and conditions of the Underlying Lease and said terms, covenants and conditions are incorporated herein by reference and made a part of this Sublease as if fully set forth herein except as otherwise stated in Article VIII, Paragraph (b) below. The words "Landlord" and "Tenant," as utilized in the provisions of the Underlying Lease incorporated herein shall be deemed to refer for the purposes of this Sublease, to Sublessor and Sublessee respectively and the words "this lease" shall mean this Sublease. With respect to the Subleased Premises, and only as between Sublessor and Sublessee, Sublessor shall have the rights and obligations of the Landlord of the Underlying Lease as set forth in the Underlying Lease, and Sublessee shall have the rights and obligations of the tenant of the Underlying Lease as set forth in the Underlying Lease, except where such rights and obligations are deleted, modified or adhered herein.

      (b) If any of the provisions of this Sublease are at variance or in conflict with the provisions of the Underlying Lease due to a deletion, modification or alteration of such provisions herein, the provisions of this Sublease shall govern and control.


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      (c) Sublessee covenants that it will not commit, or suffer to be committed, any act or act of omission in violation of the terms and provisions of the Underlying Lease so as to render the Sublessor in default in any of the terms, covenants and conditions of the Underlying Lease.

      (d) In the event of any default by the Landlord of the Underlying Lease under the terms thereof, Sublessee shall give the Sublessor and the Landlord of the Underlying Lease written notice thereof. Sublessor shall not be responsible or liable for the failure by the Landlord of the Underlying Lease to furnish to Sublessee any service or facility required under the Underlying Lease to be furnished or provided and Sublessor will use its best efforts to compel the Landlord of the Underlying Lease to cure any such default pursuant to the terms of the Underlying Lease.

                                    ARTICLE X

                                     Default

      (a) In the event that Sublessee shall default in the payment of base rent herein reserved and/or any additional rental when due, Sublessor shall notify Sublessee in writing of such default, and Sublessee shall have five (5) days from the date of such notice to cure such default.

      (b) In the event that Sublessee shall default in the performance of any obligations hereunder when due, except the payment of base rent and/or additional rent herein reserved, Sublessor shall notify Sublessee in writing of such default, and Sublessee shall have twenty (20) days from the date of such notice to cure such default.

      (c) Except in the event of a default, as provided in Subparagraphs (a) and
(b) set forth above:

            (i) whenever a time period is specified in the Underlying Lease within which the tenant therein must give notice or make a demand following an event, or within which said tenant must respond to any notice, request or demand previously given or made by the landlord, or comply with any obligation thereunder on such tenant's part, such time period is hereby changed (for purposes of this Sublease only) by subtracting ten (10) days therefrom; and

            (ii) whenever a time period is specified in the Underlying Lease within which the landlord must give notice or make a demand following an event or within which the landlord must respond to any notice, request or demand previously given or made by the tenant thereunder, or comply with any obligation thereunder on landlord's part, such time period is hereby changed (for purposes of this Sublease only) by adding ten (10) days thereto.


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It is the intent of this section to provide Sublessor with time within which to transmit to the Landlord of the Underlying Lease any notices or demands received by Sublessor from Sublessee, and to transmit to Sublessee any notices or demands received by Sublessor from the Landlord of the Underlying Lease.

                                   ARTICLE XI

                               General Provisions

      (a) Any insurance required to be carried by Sublessee pursuant to the provisions of the Underlying Lease as incorporated herein shall name the Landlord of the Underlying Lease as well as Sublessor, as additional insured parties and, if requested, any mortgage of the Underlying Landlord.

      (b) The purpose and intent of this Sublease is that the rental provided for in Article III hereof shall be absolutely net to the Sublessor except as expressly provided to the contrary herein. In this connection, Sublessor shall not have any obligation to construct, maintain, alter or repair the Subleased Premises or any facilities or improvements thereon or appurtenant thereto or be obligated to provide Sublessee with any service or facility, but shall be obligated only to use its best efforts to compel the Landlord of the Underlying Lease to perform such duties if said Landlord has covenanted to do under the terms of the Underlying Lease.

      (c) Sublessee shall, upon the request of Sublessor, subordinate this Sublease to the lien of any present or future mortgage upon the Demised Premises and/or the Subleased Premises irrespective of the time of execution or recording of any such mortgage.

      (d) Sublessee shall not have any of the tenant's rights specified in the provisions of Article 11 (Preparation of the Premises), Article 12 (Alterations), or Article 40 (Broker) of the Underlying Lease.

      (e) Any rights by the tenant to terminate the Underlying Lease provided therein shall be exercised only by Sublessor when, in its sole opinion, those conditions precedent required for a termination by tenant under the terms and conditions of the Underlying Lease have occurred.

      (f) Sublessee shall pay for electricity for lights and plugs only at the rate of $274.17 monthly ($3,290.00 per year) each month with the Base Rent, notwithstanding any requirements in the Underlying Lease to pay for utilities.

      (g) Interior signage in the lobby directory and the floor directory for Sublessee shall be provided at Sublessor's expense.


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                                   ARTICLE XII

                                     Brokers

Sublessee represents and warrants that there are no claims for brokerage commissions or finder's fees, to the best of its knowledge and belief, in connection with the execution of this Lease, and Sublessee agrees to indemnify Sublessor and Landlord against and hold it harmless from all liabilities including reasonable cost of counsel fees, arising out of discussions or dealings of Sublessee with any broker. Sublessor shall pay the commission due to its broker Peter Elliott, L.L.C., having an address at 260 Franklin Street, Boston, Massachusetts 02110-3165, pursuant to a separate agreement between Sublessor and its broker. Sublessee shall pay the commission due to its broker, William J. Crean, having an address at One Financial Center, Boston, Massachusetts 02111, pursuant to a separate agreement between Sublessee and its broker.

                                  ARTICLE XIII

                                     Notices

      All notices or communications authorized or required hereunder shall be in writing and shall be given by mailing the same be certified or registered mail, return receipt requested, postage prepaid, and any such notice or communication shall be deemed to have been given when received by the party to whom such notice or communication shall be addressed. If intended for Sublessor, same shall be mailed c/o Larry Horner, The Image Bank, Inc., 2777 Stemmons Freeway, Suite 600, Dallas, TX 75207 and a copy to Elizabeth Warren at The Image Bank, Inc. 2777 Stemmons Freeway, Suite 600, Dallas, TX 75207, or at such other address as Sublessor may hereafter designate by notice to Sublessee, and if intended for Sublessee, the same shall be mailed to Sublessee at 545 Boylston Street, 8th Floor, Boston, MA 02116, or at such other address as Sublessee may designate by notice to Sublessor.

                                   ARTICLE XIV

                               Merger Disclaimers

      All understandings and agreements heretofore had between the parties hereto are merged in this Sublease, which alone fully and completely express this Sublease, Sublessee has not relied upon or been induced by any statements or representations, other than those expressly set forth in this Sublease, of any person in respect of the title to or the physical condition of the Subleased Premises, or any other manner affecting the Subleased Premises or this transaction which might be pertinent in considering the execution of this Sublease, Sublessee expressly acknowledges that no such representations not embodied herein have been made.


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                                   ARTICLE XV

                          Entire Agreement and Benefit

      This agreement contains the entire understanding between the parties. No waiver, change, modification or discharge of any of the provisions of this Sublease shall be valid unless effected by an agreement in writing signed by both parties hereto. The waiver of any of the provisions of this Sublease shall not be deemed to be a waiver of any subsequent breach or default of the provisions hereof. This Sublease shall be binding upon and inure to the benefit of Sublessor and Sublessee and their respective successors and assigns.

                                   ARTICLE XVI

                                  Severability

      The illegality or invalidity of any provision of this Sublease, by reason of any rule of law or public policy, shall not affect this Sublease or any other provisions hereof, but this Sublease shall, nevertheless, remain in full force and effect and shall be construed in all respects as if such invalid provision were omitted.


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                                  ARTICLE XVII

                                  Construction

      This Sublease and the performance thereof shall be construed, regulated and governed by the laws of the State of Massachusetts, where it has been made and entered into. The section headings have been inserted for convenience only and shall not enter into the interpretation or construction of this Sublease.

                                  Article XVIII

                           Condition to Effectiveness

This Sublease shall not become effective until the Sublessor has obtained the Landlord of the Underlying Lease's written consent to this Sublease.

      IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the date and year first above written.

Sublessee:                              Sublessor:

PaperExchange.com                       The Image Bank, Inc.


By: /s/ Jason Weiss                     By:
   -------------------------------         -------------------------------
   Authorized signature                    Authorized signature

Printed Name: Jason Weiss               Printed Name:
             ---------------------                   ---------------------

Title: CEO                              Title:
      ----------------------------            ----------------------------


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